AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 1997
                                           REGISTRATION STATEMENT NO. 333-25259
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                AMENDMENT NO. 3

                                       TO
                                   FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                             SPORTSLINE USA, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                        7375                   65-0470894
    (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)

                                ---------------
                               6340 N.W. 5TH WAY
                        FORT LAUDERDALE, FLORIDA 33309
                                 (954) 351-2120
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)
                                ---------------
                                 MICHAEL LEVY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             SPORTSLINE USA, INC.
                               6340 N.W. 5TH WAY
                        FORT LAUDERDALE, FLORIDA 33309
                                 (954) 351-2120
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                ---------------
                         COPIES OF COMMUNICATIONS TO:

          KENNETH C. HOFFMAN, ESQ.          ELLEN B. CORENSWET, ESQ.
       GREENBERG, TRAURIG, HOFFMAN,         BRIAN B. MARGOLIS, ESQ.
       LIPOFF, ROSEN & QUENTEL, P.A.     BROBECK, PHLEGER & HARRISON LLP
             1221 BRICKELL AVENUE                1633 BROADWAY
             MIAMI, FLORIDA 33131           NEW YORK, NEW YORK 10019
            PHONE: (305) 579-0500            PHONE: (212) 581-1600
             FAX: (305) 579-0717              FAX: (212) 586-7878

                                ---------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                ---------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:


 EXHIBIT                                               DESCRIPTION
---------                                              -----------
  1.1       Proposed form of Underwriting Agreement*
  3.1       Form of Amended and Restated Certificate of Incorporation*
  3.2       Form of Amended and Restated Bylaws*
  5.1       Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. as to the validity of the Common Stock being registered*
 10.1       Registrant's 1995 Stock Option Plan*
 10.2       Form of Indemnification Agreement between the Registrant and each of its directors and executive officers*
 10.3       Registrant's 1997 Incentive Compensation Plan*
 10.4       Registrant's Employee Stock Purchase Plan*
 10.5       Amended and Restated Investors' Rights Agreement dated as of September 25, 1996, among the Registrant, the holders of the Registrant's Series A, Series B and Series C Preferred Stock,
            The Estate of Burk Zanft and Michael Levy*
 10.6       Agreement dated March 5, 1997 between the Registrant and CBS Inc.*
 10.7       Licensing Agreement dated September 27, 1996 between the Registrant and US WEST
            Interactive Services, Inc.*
 10.8       Marketing Agreement dated March 12, 1996 between the Company and Reuters NewMedia,
            Inc.*
 10.9       Guaranty dated December 1995 executed by Kleiner Perkins Caufield & Byers*
 10.10      Consulting Agreement dated September 1, 1994, between the Registrant and Horrow Sports
            Ventures*
 10.11      Agreement dated June 1996 between the Registrant and Michael P. Schulhof*
 10.12      Agreement dated August 1994 between the Registrant and Planned Licensing, Inc.*
 10.13      Employment Agreement dated as of September 1, 1997, between the Registrant and
            Kenneth W. Sanders*
 10.14+     Advisory Agreement dated June 20, 1997 among the Registrant, Michael Jordan and Falk Associates**
 10.15+     Advisory Agreement dated July 1, 1997 between the Registrant and ETW Corp.**
 10.16+     Interactive Services Agreement dated July 1, 1997 between the Registrant and America Online, Inc.**
 23.1       Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. (to be included in its opinion to be filed as Exhibit 5.1)*
 23.2       Consent of Arthur Andersen LLP*
 24.1       Reference is made to the Signatures section of this Registration Statement for the Power of
            Attorney contained therein*
 27.1       Financial Data Schedule*
 28.1       Consent of Director Nominee*


----------------

*  Previously filed.
** Filed herewith.
+ Certain provisions of this exhibit are subject to a request for confidential treatment filed with the Securities and Exchange Commission.

     (b) Financial Statement Schedules:

     All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission (the "Commission") are not required under the related instructions, the required information is contained in the financial statements and notes thereto or are not applicable, and therefore have been omitted.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act of 1933") the registrant has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on November 3, 1997.



                                        SPORTSLINE USA, INC.


                                        By: /s/ MICHAEL LEVY
                                        ----------------------------
                                        Michael Levy, President and
                                        Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Levy and Kenneth W. Sanders his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement, or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURES                           TITLE                         DATE
         ----------                           -----                         ----
/s/ MICHAEL LEVY               President, Chief Executive Officer     November 3, 1997
--------------------------       and Director
Michael Levy                     (principal executive officer)

/s/ KENNETH W. SANDERS         Chief Financial Officer                November 3, 1997
--------------------------       (principal financial and
Kenneth W. Sanders               accounting officer

/s/ *                          Director                               November 3, 1997
--------------------------
Thomas Cullen

/s/ *                          Director                               November 3, 1997
--------------------------
Stephen Fleming

/s/ *                          Director                               November 3, 1997
--------------------------
Gerry Hogan

/s/ *                          Director                               November 3, 1997
--------------------------
Richard B. Horrow
                               Director                               November 3, 1997
--------------------------
Joseph Lacob

--------------------------     Director                               November 3, 1997
Sean McManus

  SIGNATURES                                  TITLE                         DATE
  ----------                                  -----                         ----
/s/ *                          Director                               November 3, 1997
--------------------------
Andrew Nibley

/s/ *                          Director                               November 3, 1997
--------------------------
Liesl Pike
                               Director                               November 3, 1997
--------------------------
Derek Reisfield

/s/ *                          Director                               November 3, 1997
--------------------------
James C. Walsh


----------------

*By: /s/ MICHAEL LEVY
--------------------------
      Michael Levy
      Attorney-in-fact

                               INDEX TO EXHIBITS



                                                                                            SEQUENTIALLY
 EXHIBIT                                                                                     NUMBERED
 NUMBER     DESCRIPTION                                                                        PAGE
---------   -----------                                                                    -------------
 10.14+     Advisory Agreement dated June 20, 1997 among the Registrant,
            Michael Jordan and Falk Associates
 10.15+     Advisory Agreement dated July 1, 1997 between the Registrant and ETW Corp.
 10.16+     Interactive Services Agreement dated July 1, 1997 between the
            Registrant and America Online, Inc.

----------------
+ Certain provisions of this exhibit are subject to a request for confidential treatment filed with the Securities and Exchange Commission.